UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2024

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2024, American Shared Hospital Services (the “Company”) approved the appointment of Mr. Gary Delanois as an Executive Vice President and Chief Operating Officer of the Company, effective October 14, 2024. Mr. Delanois, age 71, replaced the Company’s former Chief Operating Officer, Mr. Craig Tagawa, who will continue to serve as the Company’s President and Assistant Secretary.

Prior to his employment with the Company, Mr. Delanois served as the Chief Executive Officer of Integrated Healthcare Consultants from November 2019 to October 2024, where he provided innovative solutions to physician groups, health systems, accountable care organizations, and health plans, and implemented strategic planning and business development initiatives to develop and grow physician networks. From December 2017 to October 2019, Mr. Delanois served as the Chief Financial Officer of Millenium Healthcare, LLC, one of the largest comprehensive primary care healthcare providers in Southwest Florida with over 450 providers. In this role, Mr. Delanois, was responsible for all aspects of financial reporting, financial planning and analysis of operations, and led the successful renewal of payor contracts and bank financings. From November 2002 to November 2017, Mr. Delanois held various positions with 21st Century Oncology, culminating in his position as Senior Vice President of U.S. Operations, where he was responsible for the daily operation of 143 radiation centers.. Mr. Delanois is also a certified public accountant (inactive) and a member of the American Institute of CPAs and the Florida Institute of Public Accountants.

Pursuant to an Offer of Employment from the Company to Mr. Delanois dated October 4, 2024 (the “Offer Letter”), Mr. Delanois will receive an annual base salary of $325,000. For the remainder of 2024, Mr. Delanois will be eligible to receive a performance bonus of up to $30,000 contingent on the satisfaction of specific goals and objectives. For calendar year 2025, Mr. Delanois will be eligible for to receive a performance bonus of approximately 40% of his base salary based on a combination of achieving key Company targets and for commissions on new agreements with new or existing clients. Mr. Delanois received an award of 120,000 restricted stock units (“RSUs”) under the Company’s Incentive Compensation Plan with a grant date of October 14, 2024 (the “Grant Date”). The RSUs will vest in equal annual installments over a five-year period beginning on the first anniversary of the Grant Date. A copy of the Offer Letter is attached hereto as Exhibit 10.1. The description of the Offer Letter set forth above is qualified in its entirety by reference to Exhibit 10.1.

There are no family relationships between Mr. Delanois and any of the directors and executive officers of the Company, nor are there any transactions in which Mr. Delanois has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On October 18, 2024, the Company issued a press release announcing the appointment of Mr. Delanois as an Executive Vice President and the Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Offer of Employment from the Company to Mr. Gary Delanois dated October 4, 2024

Exhibit 99.1	Press Release dated October 18, 2024

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES (Registrant)

Dated: October 18, 2024	By:	/s/ Raymond C. Stachowiak
Raymond C. Stachowiak
Executive Chairman of the Board